Exhibit 99.1

Polymer Group, Inc.
4055 Faber Place Dr.
Suite 201
N. Charleston, SC 29405
www.polymergroupinc.com
843-329-5151

PGI News Release

Polymer Group, Inc. Provides Strategic Review Process Update

For Immediate Release

Monday, August 22, 2005

[North Charleston, SC] — Polymer Group, Inc. (OTC Bulletin Board: POLGA/POLGB) announced today an update regarding the company’s previously announced review of strategic alternatives.

On May 3, 2005, the company announced that it would begin reviewing strategic alternatives to maximize shareholder value that could include, among other things, the sale or recapitalization of the company.  As part of its review, PGI has determined that a sale of the company is not an attractive alternative at this time, particularly in light of the Company’s recently announced growth strategy.  The company continues to actively evaluate other strategic alternatives to support PGI’s strategy to grow the business with customers on a global basis and provide the best total value to shareholders.  However, as with any review of this nature, there continues to be no assurance that any transaction or transactions will take place or be completed.

Polymer Group’s chief executive officer, James L. Schaeffer, stated, “Our recent strong results reflect the progress we have made in returning the company to profitability.  We have significantly improved our business and have successfully positioned the company for growth.  Strategically, we are focused on accelerating growth initiatives to meet our customers’ demands around the globe.  As we continue to explore various strategic alternatives that support our business, I am strongly encouraged by PGI’s future prospects.”

Additionally, the company set the redemption date of its 16% Series A Convertible Pay-in-Kind Preferred Stock (PIK Preferred Stock) for September 15, 2005.  Formal redemption notices will be sent to holders of the PIK Preferred Stock during the week of August 22, 2005.

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 21 manufacturing facilities in 10 countries throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange

Act of 1934. These forward-looking statements speak only as of the date of this release.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: uncertainty regarding the effect or outcome of the company’s decision to explore strategic alternatives; general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; substantial debt levels and potential inability to maintain sufficient liquidity to finance the company’s operations and make necessary capital expenditures; inability to meet existing debt covenants; information and technological advances; changes in environmental laws and regulations; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; domestic and foreign competition; reliance on major customers and suppliers; and risks related to operations in foreign jurisdictions.  Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s 2004 Annual Report on Form 10-K.

For further information, please contact:

Dennis Norman

Vice President – Strategic Planning & Communication

(843) 329-5151

normand@pginw.com